Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

BLACK HILLS POWER, INC.

(a South Dakota corporation)

ARTICLE I

Offices and Fiscal Year

SECTION 1.01. Registered Office. The registered office of the Corporation shall be 503 South Pierre Street, Pierre, South Dakota 57501, until otherwise changed by a vote of a majority of the Board of Directors, and a statement of such change is filed in the manner provided by statute.

SECTION 1.02. Principal Office. The principal office of the Corporation is 625 Ninth Street, Rapid City, South Dakota 57701.

SECTION 1.03 Other Offices. The Corporation may also have offices at such other places within or without the State of South Dakota as the Board of Directors may from time to time determine or the business of the Corporation requires.

SECTION 1.04 Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.

ARTICLE II

Meeting of Shareholders

SECTION 2.01. Place of Meeting. Meetings of the shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of South Dakota as shall be designated by the Board of Directors in the notice of such meeting.

SECTION 2.02. Annual Meeting. The annual meeting of the shareholders shall be held at such date and time as shall be designated by the Board of Directors for the purpose of electing directors and for the transaction of any business as may be brought before the meeting.

SECTION 2.03. Action in Lieu of Meeting. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the shareholders, may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents or by electronic transmission setting forth the action so taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

SECTION 2.04. Special Meetings. Special meetings of the shareholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by statute, may be called by resolution of the Board of Directors or by the President or Chairman of the Board or upon written request of any person or persons authorized by the South Dakota Business Corporation Act to request such a meeting. Only business within the purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

SECTION 2.05. Quorum. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all shareholder meetings except as otherwise provided by law.

SECTION 2.06. Notice of Meetings. Written notice of the place, date and time of every meeting of the shareholders, whether annual or special, shall be given by the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary of the Corporation to each shareholder of record having voting power with respect to the business to be transacted at such meeting not less than 10 nor more than 50 days before the date of the meeting. If the shareholders are to vote on an increase in the stock or indebtedness of the Corporation, the written notice shall be delivered not less than 60 nor more than 80 days before such meeting. Each notice of a special meeting shall state the purpose or purposes for which the meeting is being called. Any meeting at which all shareholders having voting power with respect to the business to be transacted thereat are present, either in person or by proxy, shall be a valid meeting for the transaction of business, notwithstanding that notice has not been given as hereinabove provided.

SECTION 2.07. Conduct of the Meeting. At each meeting of shareholders, the Chairman of the Board or, in his or her absence, the President shall act as chairman of the meeting. The chairman of the meeting shall determine the order of business and may establish rules for the conduct of the meeting.

ARTICLE III

Board of Directors

SECTION 3.01. Powers. The Board of Directors shall have full power to manage the business and affairs of the Corporation except those specifically reserved or granted to the shareholders by statute, the Articles of Incorporation or these Bylaws.

SECTION 3.02. Number and Term of Office. The Board of Directors shall consist of such number of Directors as may be determined from time to time by resolution of the Board of Directors, and shall consist of not less than three (3) Directors.

Each Director shall serve until the next annual election and until his or her successor shall have been elected and qualified. Directors of the Corporation need not be residents of the State of South Dakota.

SECTION 3.03. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. Resignations shall become effective upon receipt or at such later time as shall be specified therein and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.04. Vacancies and Newly-Created Directorships. Vacancies and newly-created Directorships resulting from any increase in the authorized number of Directors may be filled by the shareholders, or by a majority vote of the Directors then in office, though less than a quorum. Each Director so chosen shall hold office until the next annual election and until his or her successor shall have been duly elected and qualified unless such Director dies, resigns or is removed prior to such time. If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then an election of Directors may be held by the shareholders or in the manner provided by statute.

SECTION 3.05. Organization. At every meeting of the Board of Directors, the Chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the Chairman of the Board, the President or, in his or her absence, a chairman chosen by a majority of the Directors present, shall preside, and the Secretary or, in his or her absence, an Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 3.06. Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the state of South Dakota as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting. The Board may permit any or all Directors to participate in a meeting by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present at the meeting.

SECTION 3.07. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by resolution of the Board of Directors.

SECTION 3.08. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by or at the request of the Chairman of the Board, if any, the President or by two or more of the Directors. Notice of each such meeting shall be given to each Director at any time before the special meeting either personally or by telephone (including by message or recording device), facsimile or e-mail not less than two (2) hours before the meeting or by mail not less than three days (3) before the meeting.

SECTION 3.09. Quorum, Manner of Acting and Adjournment. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 3.10. Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members one or more committees, each of which, except to the extent limited by law, the Articles of Incorporation, these Bylaws, and the resolution establishing the committee, shall have and may exercise all of the authority of the Board of Directors, and may also prescribe rules of operation of the committee.

SECTION 3.11. Action in Lieu of Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or the committee consent thereto in writing by one or more written consents or by electronic transmission, and the writing or writings are filed with the minutes of proceedings of the Board or the committee.

SECTION 3.12. Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless such Director’s dissent shall be entered in the minutes of the meeting or unless such Director shall file his or her written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 3.13. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of Directors.

ARTICLE IV

Notices - Waivers

SECTION 4.01. Waivers of Notice. Whenever any notice is required to be given under the provisions of the Articles of Incorporation, these Bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

Officers

SECTION 5.01. Number, Qualifications and Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Vice President, Secretary, Treasurer and such other officers as may be deemed necessary. One person may hold more than one office. Officers may be, but need not be, Directors of the Corporation.

SECTION 5.02. Election and Terms of Office. The officers of the Corporation shall be elected by the Board of Directors. Each such officers shall hold his or her office until such officer’s successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation or may be removed, with or without cause, by the Board of Directors.

SECTION 5.03. Duties. Each officer shall have the authority and shall perform the duties as may be assigned by the Board of Directors, the Chairman of the Board, or the President, or as shall be conferred or required by law or these Bylaws, or as shall be normally incidental to the office. Unless otherwise restricted by the Board of Directors from time to time, (i) the officers may execute and deliver instruments and contracts on behalf of the Corporation and otherwise may bind the Corporation, and (ii) any officers or the Board of Directors may delegate to any person, in writing, the authority to execute and deliver instruments and contracts on behalf of the Corporation and otherwise bind the Corporation.

SECTION 5.04. Vacancies. A vacancy in any office may be filled in the same manner as provided for election to the office.

SECTION 5.05. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board of Directors, if any, the President or any Vice President of the Corporation shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders, or with respect to any action of security holders, of any other Corporation in which the Corporation may hold securities and shall have power to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other Corporation.

ARTICLE VI

Share Certificates and Transfer of Shares

SECTION 6.01. Regulations Regarding Certificates. Except as otherwise provided by law, the Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

SECTION 6.02. Certificates for Shares. Shares of stock of the Corporation may, at the discretion of the Board of Directors, be represented by certificates or may be uncertificated. Certificates representing shares of the Corporation shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary of the Corporation.

SECTION 6.03. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to its issuance, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.04. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, and on surrender for cancellation of the certificate of such shares.

SECTION 6.05. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact of those shares.

ARTICLE VII

Indemnification of Officers, Directors, Employees and Agents

SECTION 7.01. Indemnification in Third Party Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any “third party proceeding” (which shall include, for purposes of this Article VII, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including without limitation attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

SECTION 7.02. Indemnification in Corporate Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any “corporate proceeding” (which shall mean, for purposes of this Article VII, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including without limitation attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of a corporate proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

SECTION 7.03. Mandatory Indemnification. To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding referred to in Section 7.01 or 7.02 above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including without limitation attorneys’ fees, actually and reasonably incurred by such person in connection therewith.

SECTION 7.04. Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a present or former Director or officer of the Corporation is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.01, 7.02 or 7.03 of this Article VII. This determination shall be made, with respect to a person who is a Director or officer at the time of the determination:

(a)	By a majority vote of the Directors who are not parties to the third party or corporate proceeding, even though less than a quorum;

(b)	By a committee of Directors designated by a majority vote of Directors, even though less than a quorum;

(c)	If there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or

(d)	By the shareholders.

SECTION 7.05. Burden of Proof. In the event a claim for indemnification by any person who was or is a party or is threatened to be made a party to any third party or corporate proceeding is denied by the Corporation (except for a claim by a person described in Section 7.08 hereof), the Corporation shall, in any subsequent legal proceedings relating to such denial, have the burden of proving that indemnification was not required under Section 7.01, 7.02 or 7.03 of this Article VII, with regard to Section 7.04 hereof, or under any other agreement or undertaking between the Corporation and such person, or was not permitted under applicable law.

SECTION 7.06. Advancing Expenses. Expenses incurred by a Director or officer or former Director or officer in defending a third party or corporate proceeding shall be paid by the Corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the Director or officer or former Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Expenses incurred by other employees and agents may be so paid upon the terms and conditions, if any, as the Corporation deems appropriate.

SECTION 7.07. Employee Benefit Plans. For purposes of this Article VII, references to “other enterprises” shall include, but are not limited to, employee benefit plans; references to “fines” shall include, but are not limited to, any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include, but are not limited to, any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, the Director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation.”

SECTION 7.08. Employees and Agents. The Corporation may, but is not required to, indemnify any employee or agent of the Corporation who is not also a Director or officer of the Corporation if the determining group as specified in Section 7.04 determines that indemnification is proper in the specific case.

SECTION 7.09. Scope of Article. The indemnification and advancement of expenses, as authorized by this Article VII, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office.

SECTION 7.10. Reliance on Provisions. Each person who shall act as a Director or officer of the Corporation, or a person serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VII, and the provisions of this Article VII shall be deemed a contract between the Corporation and such person.

SECTION 7.11. Insurance. The Corporation shall have the power to, but shall not be obligated to, purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

SECTION 7.12. Rights Continue. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to be a Director, officer, employee or agent of the Corporation, or a person serving at the request for the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

General Provisions

SECTION 8.01. Dividends. The Board of Directors may from time to time declare, and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

SECTION 8.02. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 8.03. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

SECTION 8.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and state of its incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 8.05. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director of officer or other employee of the Corporation arising pursuant to any provision of Chapters 49-33 and 49-34 of the South Dakota Codified Laws (as may be amended from time to time), or the Articles of Incorporation or these Bylaws, or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of South Dakota (or, to the extent that no state court located within the State of South Dakota has jurisdiction, the federal district court for the District of South Dakota).

SECTION 8.06. Severability. A determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provisions of these Bylaws.

SECTION 8.07. Amendment of Bylaws. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a majority vote of the Board of Directors at any Board of Directors meeting when the proposed amendment has been set out in the notice of such meeting. These Bylaws may also be altered, amended or repealed by a majority vote of the shareholders notwithstanding that these Bylaws may also be amended or repealed by the Board of Directors.

Dated this 30th day of March, 2015.

By: /s/ Roxann R. Basham
Roxann R. Basham, Corporate Secretary